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                                                                    EXHIBIT 23.2

                     [Letterhead of KPMG Peat Marwick LLP]


              Consent of Independent Certified Public Accountants

The Board of Directors
Commercial Net Lease Realty, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG Peat Marwick LLP
Orlando, Florida
February 18, 1998